Exhibit 99.1

Pennsylvania Real Estate Investment Trust 200 South Broad Street Philadelphia, PA 19102 www.preit.com Phone: 215-875-0700 Fax: 215-546-7311 Toll Free: 866-875-0700

CONTACT: AT THE COMPANY

Robert McCadden

EVP & CFO

(215) 875-0735

Nurit Yaron

VP, Investor Relations

(215) 875-0735

PREIT Reports First Quarter 2012 Results

Philadelphia, PA, April 24, 2012 – Pennsylvania Real Estate Investment Trust (NYSE: PEI) today reported results for the quarter ended March 31, 2012.

“We’re pleased with our recent performance as reflected in our sales reaching an all-time high of $376 per square foot, marking the ninth consecutive quarterly increase,” said Ronald Rubin, Chairman and Chief Executive Officer. “With strong sales and meaningful NOI growth, we are gaining momentum as the economy improves. Also, as announced previously, Joe Coradino will become PREIT’s Chief Executive Officer at our Annual Meeting on June 7th and I will stay on as Executive Chairman. We are working through a smooth transition as Joe has been a member of the Company’s Office of the Chairman since 2004 and has been an integral part of the management team for many years.”

Funds From Operations (“FFO”) for the quarter ended March 31, 2012 was $25.0 million, or $0.43 per diluted share, compared to $21.3 million, or $0.37 per diluted share, for the quarter ended March 31, 2011.

Net Operating Income (“NOI”) for the quarter ended March 31, 2012 was $69.1 million, compared to $66.8 million for the quarter ended March 31, 2011.

Same store NOI excluding lease termination revenue for the quarter ended March 31, 2012 was $68.4 million, compared to $66.7 million for the quarter ended March 31, 2011. Lease termination revenue for the quarters ended March 31, 2012 and March 31, 2011 was $0.7 million and $0.0 million, respectively. Same store results represent retail properties owned for the full periods presented. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

Net loss attributable to PREIT was $10.0 million, or $0.18 per diluted share, for the quarter ended March 31, 2012, compared to a net loss attributable to PREIT of $14.3 million, or $0.27 per diluted share, for the quarter ended March 31, 2011. See below for a description of the primary factors affecting financial results.

Primary Factors Affecting Financial Results

Results for the quarter ended March 31, 2012 included:

•	Lower operating expenses, including snow removal and bad debt; and

•	Decreased interest expense primarily due to lower interest rates and debt balances.

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Subsequent Events

As previously announced, in April 2012, the Company sold 4.6 million preferred shares (NYSE: PEIPrA), raising net proceeds of approximately $110.7 million. The Company is using the net proceeds from this offering to repay amounts outstanding under the Company’s Revolving Facility and other indebtedness and for other general corporate purposes. Specifically, the Company used $30.0 million of the net proceeds to repay the outstanding borrowings under the Revolving Facility. Following the repayment, there is $250.0 million available under the Revolving Facility.

Retail Operations

The following tables set forth information regarding sales per square foot and occupancy in the Company’s retail portfolio, including properties owned by partnerships in which the Company owns a 50% interest:

	Twelve Months Ended:
	March 31, 2012	March 31, 2011
Sales per square foot (1)	$376	$357

(1)	Includes enclosed malls in the Company’s portfolio as of the respective dates. Based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.

	Occupancy as of:
	March 31, 2012	March 31, 2011
Retail portfolio weighted average:
Total including anchors	91.9%	90.8%
Total excluding anchors	87.9%	87.1%
Enclosed malls weighted average:
Total including anchors	91.5%	90.4%
Total excluding anchors	87.0%	86.5%
Strip/power centers weighted average:	95.8%	94.2%

2012 Outlook

The Company, after adjusting for the $0.06 per share dilutive impact of the April preferred share offering, stronger than anticipated NOI growth, and other items, is revising its estimates of net loss per diluted share and FFO per diluted share for 2012. The adjusted estimates are as follows:

Estimates Per Diluted Share	Lower End	Upper End
FFO guidance	$1.83	$1.90
Depreciation and amortization (includes the Company’s proportionate share of unconsolidated properties), net of other adjustments	(2.44)	(2.45)

Net loss attributable to PREIT	$(0.61)	$(0.55)

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time today to review the Company’s first quarter results and future outlook. To listen to the call, please dial (877) 941-1427 (domestic) or (480) 629-9664 (international), at least five minutes before the scheduled start time, and provide conference ID number 4525959. Investors can also access the call in a “listen only” mode via the Internet at the Company website, www.preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, a replay of the call will be available through

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May 8, 2012 at (877) 870-5176 (domestic) or (858) 384-5517 (international), (Replay reservation code: 4525959). The online archive of the webcast will be available for 14 days following the call.

About Pennsylvania Real Estate Investment Trust

Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls. Currently, the Company’s portfolio of 49 properties comprises 38 shopping malls, eight community and power centers, and three development properties. The properties are located in 13 states in the eastern half of the United States, primarily in the Mid-Atlantic region, totaling approximately 33 million square feet of operating space. PREIT, headquartered in Philadelphia, Pennsylvania, is publicly traded on the NYSE under the symbol PEI. The Company’s website can be found at www.preit.com.

Definitions

Funds From Operations (“FFO”)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income excluding gains and losses on sales of operating properties (computed in accordance with GAAP); plus real estate depreciation and amortization; and after adjustments for unconsolidated partnerships and joint ventures to reflect funds from operations on the same basis. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. In 2011, NAREIT reiterated its established guidance that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations as adjusted is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of its ongoing operations, such as accelerated amortization of deferred financing costs. FFO is a commonly used measure of operating performance and profitability among REITs, and we use FFO and FFO per diluted share and OP Unit as supplemental non-GAAP measures to compare our performance for different periods to that of our industry peers.

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Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with generally accepted accounting principles, or GAAP, including lease termination revenue) minus operating expenses (determined in accordance with GAAP), plus our share of revenue and operating expenses of our partnership investments, and includes real estate revenue and operating expenses from properties included in discontinued operations. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. NOI excludes interest and other income, general and administrative expenses, interest expense, depreciation and amortization, gains on sales of interests in real estate, gains or sales of non-operating real estate, gains on sales of discontinued operations, gain on extinguishment of debt, impairment losses, project costs and other expenses.

We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net income is the most directly comparable GAAP measurement to NOI.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: our substantial debt and our high leverage ratio; constraining leverage, interest and tangible net worth covenants under our 2010 Credit Facility; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all, due in part to the effects on us of dislocations and liquidity disruptions in the capital and credit markets; our ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties or interests in properties, or through other actions; our short- and long-term liquidity position; current economic conditions and their effect on employment, consumer confidence and spending and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions and on our cash flows, and the value and potential impairment of our properties; general economic, financial and political conditions, including credit market conditions, changes in interest rates or unemployment; changes in the retail industry, including consolidation and store closings, particularly among anchor tenants; our ability to maintain and increase property occupancy, sales and rental rates, in light of the relatively high number of leases that have expired or are expiring in the next two years; increases in operating costs that cannot be passed on to tenants; risks relating to development and

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redevelopment activities; the effects of online shopping and other uses of technology on our retail tenants; concentration of our properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; potential dilution from any capital raising transactions; possible environmental liabilities; our ability to obtain insurance at a reasonable cost; and existence of complex regulations, including those relating to our status as a REIT, and the adverse consequences if we were to fail to qualify as a REIT. Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed in the section of our Annual Report on Form 10-K in the section entitled “Item 1A. Risk Factors.” We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

[Financial tables to follow]

** Quarterly supplemental financial and operating **

** information will be available on www.preit.com **

STATEMENTS OF OPERATIONS

	Quarter Ended
(In thousands, except per share amounts)	March 31, 2012	March 31, 2011
REVENUE:
Real estate revenue:
Base rent	$72,040	$71,759
Expense reimbursements	32,026	33,762
Percentage rent	918	982
Lease termination revenue	651	25
Other real estate revenue	3,221	3,034

Real estate revenue	108,856	109,562
Interest and other income	762	918

Total revenue	109,618	110,480

EXPENSES:
Property operating expenses:
CAM and real estate tax	(36,209)	(37,304)
Utilities	(5,289)	(5,831)
Other	(4,898)	(5,958)

Total operating expenses	(46,396)	(49,093)

Depreciation and amortization	(33,719)	(34,510)
Other expenses:
General and administrative expenses	(9,885)	(9,582)
Project costs and other expenses	(358)	(144)

Total other expenses	(10,243)	(9,726)

Interest expense, net	(31,669)	(33,613)

Total expenses	(122,027)	(126,942)

Loss before equity in income of partnerships	(12,409)	(16,462)
Equity in income of partnerships	1,993	1,543

Net loss	(10,416)	(14,919)
Less: Net loss attributed to noncontrolling interest	419	601

Net loss attributable to Pennsylvania Real Estate Investment Trust	$(9,997)	$(14,318)

Basic loss per share—Pennsylvania Real Estate Investment Trust	$(0.18)	$(0.27)
Diluted loss per share—Pennsylvania Real Estate Investment Trust(1)	$(0.18)	$(0.27)
Weighted average number of shares outstanding for diluted EPS	54,908	54,466

(1)

For the three month periods ended March 31, 2012 and 2011, respectively, there are net losses from continuing operations, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

OTHER COMPREHENSIVE INCOME

	Quarter Ended
(In thousands)	March 31, 2012	March 31, 2011
Net loss	$(10,416)	$(14,919)
Unrealized gain on derivatives	1,451	3,490
Other comprehensive income	302	497

Total comprehensive loss	(8,663)	(10,932)

Less: Comprehensive income attributable to noncontrolling interest	349	440

Comprehensive income attributable to Pennsylvania Real Estate Investment Trust	$(8,314)	$(10,492)

RECONCILIATION OF NOI AND FFO TO NET LOSS

	Quarter Ended March 31, 2012			Quarter Ended March 31, 2011
	Consolidated	Share of unconsolidated partnerships	Total	Consolidated	Share of unconsolidated partnerships	Total
(in thousands except per share amounts)
Real estate revenue(1)	$108,856	$9,610	$118,466	$109,562	$9,298	$118,860
Operating expenses	(46,396)	(2,947)	(49,343)	(49,093)	(3,007)	(52,100)

NET OPERATING INCOME	62,460	6,663	69,123	60,469	6,291	66,760

General and administrative expenses	(9,885)	—	(9,885)	(9,582)	—	(9,582)
Interest and other income	762	—	762	918	—	918
Project costs and other expenses	(358)	—	(358)	(144)	—	(144)
Interest expense, net	(31,669)	(2,819)	(34,488)	(33,613)	(2,778)	(36,391)
Depreciation on non real estate assets	(192)	—	(192)	(252)	—	(252)

FUNDS FROM OPERATIONS	21,118	3,844	24,962	17,796	3,513	21,309
Depreciation on real estate assets	(33,527)	(1,851)	(35,378)	(34,258)	(1,970)	(36,228)
Equity in income of partnerships	1,993	(1,993)	—	1,543	(1,543)	—

Net Loss	$(10,416)	$—	$(10,416)	$(14,919)	$—	$(14,919)

(1)	Total includes the non-cash effect of straight-line rent of $114 and $209 for the quarters ended March 31, 2012 and 2011, respectively.

Weighted average number of shares outstanding	54,908	54,466
Weighted average effect of full conversion of OP Units	2,328	2,329
Effect of common share equivalents	646	555

Total weighted average shares outstanding, including OP Units	57,882	57,350

FUNDS FROM OPERATIONS	$24,962	$21,309

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT	$0.43	$0.37

SAME STORE RECONCILIATION

	Quarter Ended March 31,
	Same Store		Non-Same Store		Total
	2012	2011	2012	2011	2012	2011
Real estate revenue	$117,979	$118,376	$487	$484	$118,466	$118,860
Operating expenses	(48,882)	(51,614)	(461)	(486)	(49,343)	(52,100)

NET OPERATING INCOME (NOI)	$69,097	$66,762	$26	$(2)	$69,123	$66,760

Lease termination revenue	712	25	—	—	712	25

NOI—EXCLUDING LEASE TERMINATION REVENUE	$68,385	$66,737	$26	$(2)	$68,411	$66,735

CONSOLIDATED BALANCE SHEETS

	March 31, 2012	December 31, 2011
(In thousands)	(unaudited)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,473,802	$3,470,167
Construction in progress	96,671	91,538
Land held for development	15,107	15,292

Total investments in real estate	3,585,580	3,576,997
Accumulated depreciation	(875,267)	(844,010)

Net investments in real estate	2,710,313	2,732,987
INVESTMENTS IN PARTNERSHIPS, at equity:	15,866	16,009
OTHER ASSETS:
Cash and cash equivalents	26,022	21,798
Tenant and other receivables (net of allowance for doubtful accounts of $16,765 and $17,930 at March 31, 2012 and December 31, 2011, respectively)	34,322	39,832
Intangible assets (net of accumulated amortization of $52,248 and $51,625 at March 31, 2012 and December 31, 2011, respectively)	9,298	9,921
Deferred costs and other assets, net	88,551	89,707

Total assets	$2,884,372	$2,910,254

LIABILITIES:
Mortgage loans (including debt premium of $201 and $282 at March 31, 2012 and December 31, 2011, respectively)	$1,751,517	$1,691,381
Exchangeable notes (net of debt discount of $342 and $849 at March 31, 2012 and December 31, 2011, respectively)	136,558	136,051
Term loans	240,000	240,000
Revolving facility	30,000	95,000
Tenants’ deposits and deferred rent	15,635	13,278
Distributions in excess of partnership investments	65,869	64,938
Fair value of derivative liabilities	19,661	21,112
Accrued expenses and other liabilities	54,866	60,456

Total liabilities	2,314,106	2,322,216

EQUITY:	570,266	588,038

Total liabilities and equity	$2,884,372	$2,910,254

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